THIRD AMENDMENT TO THE
GPI SAVINGS PLAN
(As Amended and Restated Effective January 1, 2015)

WHEREAS, the Board of Directors of Graphic Packaging Holding Company (the “Company”) has delegated to the Retirement Committee of Graphic Packaging International, Inc. (the “Retirement Committee”) the responsibility to make certain amendments to the GPI Savings Plan (the “Plan”); and

WHEREAS, the Retirement Committee deems it desirable to retroactively amend the Plan, in a manner approved by the Internal Revenue Service under its Voluntary Correction Program, to include as eligible compensation, for a limited period of time, certain wage types that, due to an administrative error, were improperly treated as eligible compensation under the Plan;

NOW, THEREFORE, BE IT RESOLVED, that, effective as of September 24, 2009, the Plan is hereby amended as follows:

1.    Section 1.21(a) of the Plan is amended by adding the following sentence after the third sentence of such section:

“Notwithstanding the foregoing exclusions, for the period beginning September 24, 2009 and ending August 25, 2015, Compensation shall include any payments made using payroll code ‘1099,’ as reflected in the administrative records of the Controlling Company.”

BE IT FURTHER RESOLVED, that the Retirement Committee has approved this Third Amendment to the GPI Savings Plan this 4th day of March, 2016.

GRAPHIC PACKAGING INTERNATIONAL, INC. RETIREMENT COMMITTEE MEMBERS

By:	/s/ Stephen R. Scherger
Stephen R. Scherger

By:	/s/ Carla J. Chaney
Carla J. Chaney

By:	/s/ Debbie Frank
Debbie Frank

By:	/s/ Brad Ankerholz
Brad Ankerholz

By:	/s/ Brian A. Wilson
Brian W. Wilson

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